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                                EXHIBIT 16(c)

Fundamental Growth-Class C (Formerly Class B)
  12/24/92 - 8/31/93

                                                 Since
                                               Inception                 Since
                                               Avg. Annual              Inception
                                                 Return               Total Return*
                                                 ------               ------------
Initial Investment                             $1,000.00                $1,000.00
Divided by Net Asset Value                         10.00                    10.00
                                               ---------                ---------
Equals Shares Purchased                           100.00                   100.00
Plus Shares Acquired
     through Dividend
     Reinvestment                                   0.00                     0.00
                                               ---------                ---------
Equals Shares Held
     at 8/31/93                                   100.00                   100.00
Multiplied by Net Asset
     Value at 8/31/93                               9.86                     9.86
                                               ---------                ---------
Equals Ending Value before
     deduction for
     contingent deferred
     sales charge                                 986.00                   986.00
Less deferred sales charge                        (39.40)                    0.00
                                               ---------                ---------
Equals Ending Redeemable
     Value at $1000
     Investment (ERV)                            $946.60                  $986.00
                                               ---------                ---------
Divided by $1,000 (P)                             0.9466                   0.9860
Subtract 1                                       -0.0534                  -0.0140
Expressed as a percentage
     equals the Aggregate
     Total Return for the
     Period (T)                                    -5.34%
                                               ==========
Expressed as a percentage
     equals the   Aggregate
     Total Return for the
     Period                                                                 -1.40%
                                                                        ==========
ERV divided by P                                  0.9466
Raise to the power of                             1.4613
Equals                                            0.9229





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                                 EXHIBIT 16(c)

                           Fundamental Growth-Class C (Formerly Class B)
                               12/24/92 - 8/31/93

                                                Since
                                              Inception          Since
                                             Avg. Annual        Inception
                                                Return        Total Return*
                                             -----------      ------------
Subtract 1                                       -0.0771

Expressed as a percentage
    equals the Average
    Annualized Total Return                        -7.71%
                                                 ========

---------
*Does not include sales
 charge for the Period.





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